Exhibit 99.1

A123 Systems Announces Third Quarter 2011 Financial Results

Waltham, Mass.—November 9, 2011—A123 Systems (Nasdaq: AONE), a developer and manufacturer of advanced Nanophosphate® lithium ion batteries and systems, today announced financial results for the third quarter ended September 30, 2011.

“The ramp in production volumes that began during the second quarter continued into the third quarter, resulting in record quarterly revenue of $64.3 million and record quarterly shipments of 67.7MWh,” said David Vieau, CEO of A123 Systems. “Last week, we revised our 2011 revenue guidance based on a reduction in fourth-quarter orders from Fisker Automotive as it balances inventory levels from all suppliers for the Karma plug-in hybrid electric vehicle. We have taken actions to address the near-term challenges associated with this reduction in volume, and remain optimistic about Fisker and our long-term growth across each of our target markets.”

Vieau added, “During the third quarter, we were sourced for production on a new transportation program, made significant progress in our grid business, and continued to see growing demand for our commercial solutions. In addition, we believe the recent expansion of our partnership with IHI Corporation establishes a strong conduit for delivering A123’s battery system technology to the Japanese market. The IHI agreements provide for proceeds of $32.5 million, which will further increases our available resources when combined with our recent $40 million asset-based lending facility that we put in place in September.”

“Looking ahead, we remain confident in our ability to scale A123’s business over the next several years based on the growing level of stated demand from our diverse portfolio of customers across each of our target markets,” said Vieau. “We are making progress on our cell-cost reduction strategy, and we expect to reduce our cash burn. We believe the company will be well-positioned to achieve break-even quarterly gross margins within 2012, followed by break-even adjusted EBITDA in 2013.”

Financial Highlights

Revenue: Total revenue for the third quarter of 2011 was $64.3 million, an increase of 145% from $26.2 million in the third quarter of 2010, and an increase of 77% from $36.4 million in the second quarter of 2011.  Within total revenue, product revenue was $59.6 million, a 214% increase from $19.0 million in the third quarter of 2010, and a 102% increase from $29.6 million in the second quarter of 2011. Services revenue was $4.7 million, compared to $7.3 million the third quarter of 2010, and $6.8 million in the second quarter of 2011.

Gross Profit/(Loss):  Gross loss was ($19.6) million in the third quarter of 2011, compared to a gross loss of ($3.1) million in the third quarter of 2010, and a gross loss of ($17.5) million in the second quarter of 2011. Gross margin improved to negative (30.4%) in the third quarter of 2011 from negative (48.2%) in the second quarter of 2011.

Net Income/(Loss): Net loss was ($63.7) million, or ($0.51) per common share, based on 126 million weighted average common shares outstanding in the third quarter of 2011.  This compared to a net loss of ($43.7) million in the third quarter of 2010, or ($0.42) per common share, based on 104.7 million weighted average common shares outstanding, and to a net loss of ($55.4) million in the second quarter of 2011, or ($0.44) per common share, based on 124.5 million weighted average common shares outstanding.

Adjusted EBITDA:  Adjusted EBITDA, a non-GAAP financial measure, was a loss of ($49.4) million in the third quarter of 2011, compared to ($36.5) million in the third quarter of 2010, and ($41.1) million in the second quarter of 2011.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Cash: A123 Systems had cash and cash equivalents of $225.8 million as of September 30, 2011, compared to $294.9 million as of June 30, 2011.

Other Third Quarter and Recent Business Highlights

Product Revenue Mix: During the third quarter of 2011, transportation revenue was $34.5 million, grid revenue was $20.5 million and commercial revenue was $4.6 million.  This compares transportation revenue of $9.5 million, $6.0 million grid revenue and $3.5 million in commercial revenue in the third quarter of 2010, and to transportation revenue of $24.4 million, no grid revenue and commercial revenue of $5.2 million in the second quarter of 2011.

For the nine months ended September 30, 2011, transportation revenue was $71.2 million, up from $30.2 million in the first nine months of 2010. Electric grid revenue was $20.6 million, up from $11.2 million in the first nine months of 2010.  Commercial revenue was $12.9 million, up from $12.8 million in the first nine months of 2010.

Product Shipments: During the third quarter of 2011, product shipments were 67.7 million watt hours, an increase of 328% compared to 15.8 million watt hours in the third quarter of 2010 and 59% compared to 42.6 million watt hours in the second quarter of 2011. On a year to date basis, product shipments were 124.6 million watt hours, an increase of 182% compared to 44.2 million watt hours for the first nine months of 2010.

Lawsuit Settlement Reached: A123 entered into a settlement agreement with Hydro-Quebec and the University of Texas resolving all patent disputes regarding lithium metal phosphate technologies between the involved parties. The agreement also provides for the cross-licensing of patents that all parties believe will further drive adoption of the phosphate-based lithium ion technology.

Financial and Business Metric Summary

($ millions, except margins)	3Q10	2Q11	3Q11
Revenue:	$26.2	$36.4	$64.3
Gross Profit/(Loss):	$(3.1)	$(17.5)	$(19.6)
Gross Margin:	-11.7%	-48.2%	-30.4%
Net Income/(Loss):	$(43.7)	$(55.4)	$(63.7)
Adjusted EBITDA:	$(36.5)	$(41.1)	$(49.4)
Cash and Equivalents:	$300.8	$294.9	$225.8
Product Revenue Mix:
Transportation	$9.5	$24.4	$34.5
Grid	$6.0	N/A	$20.5
Commercial	$3.5	$5.2	$4.6
Product shipments:	15.8 MWh	42.6 MWh	67.7 MWh

Non-GAAP Financial Measures

This press release contains a non-GAAP financial measure under the rules of the U.S. Securities and Exchange Commission for adjusted EBITDA. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget. Non-GAAP financial measures are used by A123 Systems management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, A123 Systems believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. A123 Systems management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

A123 Systems defines “Adjusted EBITDA” as operating loss plus depreciation and amortization of tangible and intangible assets, which includes impairment charges, and stock-based compensation expense.

Conference Call Information

What:	A123 Systems’ third quarter 2011 financial results conference call and webcast
When:	Wednesday, November 9, 2011
Time:	8:00 a.m. ET
Webcast:	http://ir.a123systems.com/ (live and replay)
Live Call:	(877) 266-0479, domestic
(678) 894-3048, international
Replay:	(855) 859-2056, passcode 18994895, domestic
(404) 537-3406, passcode 18994895, international

About A123 Systems

A123 Systems, Inc. (Nasdaq: AONE) is a leading developer and manufacturer of advanced lithium-ion batteries and energy storage systems for transportation, electric grid and commercial applications. The company’s proprietary Nanophosphate® technology is built on novel nanoscale materials initially developed at the Massachusetts Institute of Technology and is designed to deliver high power and energy density, increased safety and extended life. A123 leverages breakthrough technology, high-quality manufacturing and expert systems integration capabilities to deliver innovative solutions that enable customers to bring next-generation products to market. For additional information please visit www.a123systems.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to the Company’s expectations regarding the Company’s long-term growth across its target markets, statements regarding the growing demand for the Company’s solutions, statements regarding the Company’s expectations regarding the IHI partnership expansion, the Company’s expectations regarding the reduction of cash burn, statements regarding the Company’s ability to scale its business and the Company’s expectations regarding the achievement and timing of quarterly gross margins and adjusted EBITDA.

These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond A123 Systems’ control.

A123 Systems’ actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the timing and terms of the Company’s U.S. government funding, delays in customer and market demand for and adoption of the Company’s products in the transportation, electric grid and other target markets, the Company’s ability to expand its U.S. manufacturing capacity and ramp production to address anticipated market demand, delays in the development of the Company’s new products, the Company’s ability to attract new customers and retain existing customers, continued delays in volume production by the Company’s customers, increases in production start-up expenses, interruption in the supply of key materials, adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which the Company operates, failure to negotiate acceptable contract terms with new customers or early termination of the Company’s agreements with key customers, and other risks detailed in A123 Systems’ other publicly available filings with the Securities and Exchange Commission.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent A123 Systems’ views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. A123 Systems undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing A123 Systems’ views as of any date subsequent to the date of this press release.

A123 Systems, Inc.

Unaudited, Condensed, Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Revenue:
Product	$18,965	$59,603	$54,297	$104,625
Services	7,253	4,716	18,997	14,144
Total revenue	26,218	64,319	73,294	118,769
Cost of revenue:
Product	23,755	78,014	65,086	157,928
Services	5,538	5,878	16,273	13,422
Total cost of revenue	29,293	83,892	81,359	171,350
Gross loss	(3,075)	(19,573)	(8,065)	(52,581)
Operating expenses:
Research, development and engineering	16,019	19,181	43,967	56,974
Sales and marketing	3,506	4,515	9,672	13,667
General and administrative	9,860	16,289	26,904	34,799
Production start-up	11,751	1,097	17,168	9,215
Total operating expenses	41,136	41,082	97,711	114,655
Operating loss	(44,211)	(60,655)	(105,776)	(167,236)
Other income (expense):
Interest expense, net	(199)	(2,227)	(789)	(4,973)
Gain (loss) on foreign exchange	713	(98)	(268)	(19)
Other (expense) income, net	87	(143)	87	530
Total other expense, net	601	(2,468)	(970)	(4,462)
Loss from operations, before tax	(43,610)	(63,123)	(106,746)	(171,698)
Provision for income taxes	125	594	378	1,082
Net loss	(43,735)	(63,717)	(107,124)	(172,780)
Less: Net loss attributable to the noncontrolling interest	79	—	225	27
Net loss attributable to A123 Systems, Inc.	$(43,656)	$(63,717)	$(106,899)	$(172,753)

Net loss per share attributable to A123 Systems Inc. - basic and diluted:	$(0.42)	$(0.51)	$(1.03)	$(1.45)

Weighted average number of common shares outstanding - basic and diluted	104,743	126,049	104,135	118,767

A123 Systems, Inc.

Unaudited, Condensed, Consolidated Balance Sheets

(in thousands)

	December 31,	September 30,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$216,841	$225,818
Restricted cash and cash equivalents	9,367	725
Accounts receivable, net	28,106	59,443
Inventory	47,765	99,493
Deferred cost	1,022	13,444
Prepaid expenses and other current assets	8,006	9,164
Total current assets	311,107	408,087

Property, plant and equipment, net	143,998	161,113
Goodwill	9,581	9,581
Intangible assets, net	413	252
Long-term grant receivable	75,790	99,459
Deposits and other assets	11,768	8,898
Restricted cash and cash equivalents, net of current portion	1,993	99
Investments	21,508	23,533
Total assets	$576,158	$711,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving credit lines	$8,000	$38,094
Current portion of long-term debt	5,379	3,421
Current portion of capital lease obligations	1,571	1,792
Accounts payable	43,523	65,879
Accrued expenses	48,179	39,634
Other current liabilities	1,322	1,316
Deferred revenue	11,109	7,990
Deferred rent	132	185
Total current liabilities	119,215	158,311

Long-term debt, net of current portion	4,603	142,500
Capital lease obligations, net of current portion	18,655	17,740
Deferred revenue, net of current portion	29,836	28,809
Deferred rent, net of current portion	1,452	1,248
Other long-term liabilities	3,865	9,752
Total liabilities	177,626	358,360
Commitments and contingencies
Stockholders’ equity
Common stock	105	126
Additional paid-in capital	790,256	917,835
Accumulated deficit	(391,228)	(563,981)
Accumulated other comprehensive loss	(935)	(1,318)
Total A123 Systems, Inc. stockholders’ equity	398,198	352,662
Noncontrolling interest	334	—
Total stockholders’ equity	398,532	352,662
Total liabilities, and stockholders’ equity
	$576,158	$711,022

A123 Systems, Inc.

Unaudited Earnings Before Interest, Tax, Depreciation, Amortization and Stock-Based Compensation (“Adjusted EBITDA”)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Operating loss	$(44,211)	$(60,655)	$(105,776)	$(167,236)
EBITDA adjustments
Stock-based compensation	3,249	3,690	8,382	10,411
Depreciation and amortization (1)	4,476	7,533	12,764	20,875
Adjusted EBITDA	$(36,486)	$(49,432)	$(84,630)	$(135,950)

(1)   Depreciation and amortization includes impairment charges recorded during the period